UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

(432) 276-3966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 20, 2024, Abel Avellan (“Mr. Avellan”), Chairman and Chief Executive Officer of AST SpaceMobile, Inc. (the “Company”) entered into a financial transaction designed for personal financial planning. Mr. Avellan entered into the transaction with an unaffiliated dealer through a wholly-owned special purpose vehicle (“SPV”) via a variable prepaid forward contract (the “Forward Contract”). Mr. Avellan’s entry into the Forward Contract did not involve the sale of any shares of the Company’s Class A common stock beneficially owned by Mr. Avellan at the time the Forward Contract was entered into and had no effect on Mr. Avellan’s voting and Board of Directors rights.

The non-dilutive transaction represents approximately 3.2% of Mr. Avellan’s (on an as-converted basis) total holdings in the Company and less than 1% of the Company’s (on an as-converted basis) total shares of Class A common stock outstanding as of November 12, 2024, respectively. Mr. Avellan has informed the Company that he currently has no plans to convert his common units of AST & Science LLC (“Common Units”) or sell any of the shares of the Company’s Class A common stock he beneficially owns and intends to continue as a long-term shareholder of the Company.

The Forward Contract is scheduled to settle on specified dates in January of 2026, at which time the actual number of shares of the Company’s Class A common stock to be delivered by the SPV (or, at the SPV’s election as described below, an equivalent amount of cash) will be determined based on the price of the Company’s Class A common stock on such dates relative to the forward floor price of $18.24 per share and the forward cap price of $34.20 per share (the “Cap Price”), with the aggregate number of shares of the Company’s Class A common stock delivered under the Forward Contract not to exceed 2.5 million shares. The SPV pledged an equivalent number of Common Units in order to secure its obligations under the Forward Contract. Subject to certain conditions, the SPV can elect to settle the Forward Contract in cash and thereby retain full ownership of the pledged Common Units.

Mr. Avellan’s entry into the Forward Contract through the SPV was approved by the Company’s Board of Directors. Mr. Avellan maintains voting rights over the pledged Common Units, as well as the ability to participate in future stock price appreciation on the shares of the Company’s Class A common stock covered by the Forward Contract up to the Cap Price, during the term of the Forward Contract, and thereafter if the SPV elects to settle the Forward Contract in cash.

Since the formation of the Company over three years ago, Mr. Avellan has not received any salary compensation in his role as Founder, Chairman and Chief Executive Officer of the Company, his interests are fully aligned with the Company through his ownership of 78,163,078 shares of common stock (on an as-converted basis) and he has an 78.7% voting interest in the Company. Mr. Avellan has informed the Company that this transaction reflects his confidence in the Company’s prospects and relates to a very small portion of his holdings (approximately 3.2%). He retains the ability to benefit from price increases in the Company’s Class A common stock, including the shares included in the Forward Contract (for such 2.5 million shares up to the Cap Price, which is approximately 145% of the current price of the Company’s Class A common stock).

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: November 20, 2024	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Chief Financial Officer and Chief Legal Officer